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               CRAFTMADE INTERNATIONAL, INC. AND ITS SUBSIDIARIES
                                   EXHIBIT 21


The following schedule lists the subsidiaries of Craftmade International, Inc., a Delaware corporation, as of September 14, 1998:


    Corporate Name                              State of Organization            Percent Owned by Company
    --------------                              ---------------------            ------------------------

Durocraft International, Inc.                           Texas                            100%
C/D/R Incorporated                                      Delaware                         100%
Trade Source International, Inc. (TSI)                  Delaware                         100%
TSI Prime Asia(A wholly-owned subsidiary of TSI)        Hong Kong                        100%
Elitex ( A wholly-owned subsidiary of TSI)              Hong Kong                        100%
Prime Home Impression LLC                               North Carolina                    50%
(A 50% owned subsidiary of TSI)